Exhibit 10.10

Dear Magillem France Employee,

Arteris Onboarding Documents and Process

We are looking forward to welcoming you as an employee of Arteris IP SAS (AIPSAS) on 1 December 2020!

Please find attached the following documents:

1.  Employment Amendment Agreement (if applicable) please DocuSign

2.  Other Employment documents (if applicable) please DocuSign

3.  IP Assignment letter to Arteris please DocuSign

4.  Computer Backup Form please DocuSign

5.  Employee Data Form you will receive a separate email with a fillable form for your personal data to complete and return confidentially to HR

Stock Award (if applicable)

you will receive a separate DocuSign email from Arteris Legal after closing

Cher Employé Magillem France,

Documents et procédures d’intégration Arteris

Nous nous réjouissons de vous accueillir dans les effectifs d’Arteris IP SAS (AIPSAS) le 1er décembre 2020!

Veuillez trouver ci-joints les documents suivants:

1.  Avenant à votre contrat de travail

(s’il y a lieu) A signer Via DocuSign

2.  Autres documents RH (s’il y a lieu) A signer Via DocuSign

3.  Lettre de cession de droits de Propriété Intellectuelle à Arteris A signer Via DocuSign

4.  Formulaire de sauvegarde informatique A signer Via DocuSign

5.  Formulaire RH de demande de renseignements

Vous recevrez un mail séparé avec un formulaire à remplir pour vos données personnelles à renvoyer en toute confidentialité aux Ressources Humaines

Attribution de RSU (le cas échéant)

vous recevrez un e-mail DocuSign séparé du service Juridique Arteris après le 1e décembre 2020

Please find below some key contacts for you in Arteris:

•  Melanie Pinier, Arteris FR, Director Finance & Administration (for HR, finance, administration matters)

[****]

•  Armelle Michel, Audixia, (CPA for payroll matters)

[****]

•  Nilu Shuja, Arteris US, Legal, Compliance and Finance Operations Manager (for RSU, legal matters)

[****]

•  Jolene Bishop, Arteris US, Head of HR (for HR matters)

[****]

Key addresses are as follows:

•  AIPSAS: 2 Rue Hélène Boucher, 78280 Guyancourt, France Tel. +33(1) 61 37 38 40

•  Arteris HQ:595 Millich Drive, Suite 200, Campbell, CA 95008, USA

Phone number: +1 408 470 7300

Veuillez trouver ci-dessous quelques contacts clés chez Arteris:

- Melanie Pinier, Arteris FR, Directeur Finance & Administration (pour les questions RH, finance, administration)

[****]

- Armelle Michel, Audixia, (Cabinet d‘Expertise comptable pour les questions de paie) [****]

- Nilu Shuja, Arteris US, responsable des opérations juridiques, de conformité et financières (pour les RSU et autres questions juridiques)

[****]

- Jolene Bishop, Arteris US, A la tête du département des Ressources Humaines (pour les questions relatives aux Ressources Humaines)

[****]

Les principales adresses Arteris:

- AIPSAS : 2 Rue Hélène Boucher, 78280 Guyancourt, France-Tel. +33(1) 61 37 38 40

- Arteris HQ : 595 Millich Drive, Suite 200, Campbell, CA 95008, USA

Tel : +1 408 470 7300

/s/ Nick Hawkins
Nick Hawkins
CFO, Arteris IP
Directeur Général, Arteris IP France
[****]

CONTRAT DE TRAVAIL

A DUREE DETERMINEE

Entre les soussignés:

La société « ARTERIS IP SAS », société anonyme au capital de 100 000 euros, ayant son siège social à GUYANCOURT (78280), 2 Rue Hélène Boucher, immatriculée sous le numéro d‘identification unique 818 705 501 RCS Versailles, Repr6sent6e par K. Charles Janac, en sa qualité de Président Directeur général, dûment habilité aux fins des présentes,

Ci-après dénommée

L‘Emplo

yeur,

d‘une

part,

Et

Madame Isabelle Geday

Né le: [****]

Demeurant : [****]

Immatriculé à la sécurité sociale sous le numéro : [****]

De nationalité : [****]

Ci-après dénommé La

Salariée,

d‘autre

part,

II a été convenu et arrêté ce qui suit :

ARTICLE 1 – ENGAGEMENT ET MOTIF DE RECOURS AU CDD

Sous réserve de la réalisation de la cession d‘actifs de la Société Magillem Design Services à la Société Arteris IP SAS, la Société Arteris IP SAS engagera la Salariée pour une durée déterminée en qualité de Vice-Présidente, Directeur de Division Arteris IP SoC Assembly d‘Arteris Inc à compter de la r6alisation de la cession d‘actifs qui interviendra au plus tard le 1er décembre 2020.

Cet emploi correspond à un statut CADRE DIRIGEANT, position 3.3, coefficient 270 aux conditions générales de la Convention Collective des BUREAUX D‘ETUDES TECHNIQUES—CABINET D‘INGENIEURS CONSEILS—SOCIETES DE CONSEILS (SYNTEC) référencée au Journal Officiel sous le numéro 3018 en vigueur dans l‘entreprise.

Le present contrat de travail est conclu pour faire face à un accroissement temporaire d‘activite consécutif à l‘integration de nouveaux actifs acquis par la Societe Arteris IP SAS au sein de son organisation existante et la préparation de son IPO.

La Salariee s‘engage à respecter les instructions qui lui seront donnees par le Président Directeur Général et par toute personne qui sera désignée à cet effet. La Salariée s‘engage en outre à se conformer aux règles régissant le fonctionnement interne de la Société.

ARTICLE 2 – FONCTIONS

Madame Isabelle Geday travaillera à la Direction Générale.

Elle exercera dans la société la fonction de Vice-Présidente, Directeur de Division Arteris IP SoC Assembly d‘Arteris Inc.

Son référent sera le Président Directeur Général d‘Arteris IP.

ARTICLE 3 – LIEU DE TRAVAIL

La Salariée travaillera principalement au 251 rue du Faubourg St Martin – 75010 PARIS au sein d‘Arteris IP SoC Assembly Division“,“A software division of Arteris IP”.

Toutefois, en raison de convenance personnelle du Salarié, la Société accepte que le Salarié puisse exercer ses attributions et responsabilités à distance selon les modalités qui devront être déterminées entre la Société et le Salarié, et en conformité avec toutes dispositions mises en place au sein de la Société concernant le travail à distance/télétravail. A cet effet le Salarié travaillant à distance devra disposer d‘une installation electrique conforme, sera tenu de prendre soin des equipements qui seront mis à sa disposition dans ce cadre, de respecter l‘ensemble des principes contractuels et réglementaires concernant la protection des données et règles informatiques applicables au sein de la Société, et veillera en particulier à ne transmettre aucune information à des tiers et à verrouiller l‘accès à son materiel informatique afin de s‘assurer qu‘il en soit le seul utilisateur. Le Salarié reconnait qu‘il n‘aura pas le statut de télétravailleur dans la mesure où il dispose d‘un bureau dans les locaux de la Société Arteris IP SoC Assembly Divison ; aucune indemnité de sujétion ne lui sera due à ce titre.

En outre, l‘emploi nécessitant quelques déplacements tant en France qu‘à l‘etranger, ces derniers sont acceptés par la Salariée aux termes du présent contrat. Arteris IP SoC Assembly Divison prendra en charge les frais de déplacement et les frais d‘hebergement depuis le domicile de la Salariée.

ARTICLE 4 – ORGANISATION DU TEMPS DE TRAVAIL

Compte tenu de son niveau hiérarchique, de ses responsabilités, de sa grande indépendance dans l‘organisation de son travail, de son autonomie dans la prise de décisions notamment stratégiques en tout domaine et de sa rémunération, la Salariée bénéficie du statut de cadre dirigeant au sens des dispositions légales, conventionnelles et réglementaires.

A ce titre, la Salariée ne peut prétendre au bénéfice de la réglementation relative à la durée du travail.

Du fait de son statut de cadre dirigeant, la rémunération de base prévue à l‘article 8 ci-dessous est forfaitaire et réputée indépendante du temps que la Salari6e consacrera à l‘ex6cution de sa mission.

ARTICLE 5 – DUREE DU CONTRAT

Le présent contrat de travail est conclu pour une durée déterminée de Douze (12) mois qui commencera au jour du transfert des actifs de la société Magillem à la Société Arteris IP SAS lequel interviendra au plus tard le 1er décembre 2020, jusqu‘au 30 novembre 2021.

ARTICLE 6—PERIODE D‘ESSAI

La Salariée ne fera pas l‘objet d‘une période d‘essai.

ARTICLE 7 – INDEMNITE DE FIN DE CONTRAT

Au terme du présent contrat de travail, la Salariée percevra, en même temps que son dernier salaire, une indemnité de fin de contrat égale à 10% de sa rémunération totale brute, sauf exceptions prévues par la loi.

ARTICLE 8 – REMUNERATION

En contrepartie de son travail, Madame Isabelle Geday percevra un salaire annuel brut de base de 76 533 € (Soixante-seize-mille-cinq-cent-trente-trois euros). Cette rémunération étant servie sur douze mois. Le salaire sera versé à la fin de chaque mois après prélèvement à la source de l‘impôt sur le revenu et cotisations et charges sociales applicables.

Toutes primes ou gratifications vers6es en cours d‘ann6e, le cas 6ch6ant, pourront être considérées comme primes de vacances, dans les conditions prévues par la Convention Collective.

ARTICLE 9—CONGES PAYES

La Salariée aura droit aux congés payés calculés sur la base de 2,5 jours ouvrables par mois de travail effectif selon les conditions prévues par la loi.

Elle sera soumise, pour la prise de congés, aux dispositions légales.

ARTICLE 10—AVANTAGES SOCIAUX

Madame Isabelle Geday sera affiliée au bénéfice du régime de retraite et de prévoyance des salariés cadres par affiliation aux caisses choisies par l‘entreprise.

Il est d‘ores et déjà précisé que l‘organisme auprès duquel sera souscrite l‘assurance complémentaire santé sera : ALLIANZ COMPOSIO ENTREPRISE par le biais du gestionnaire SIMAX – 2 rue Bartisch – BP 90151 – 67025 STRASBOURG Cedex 01

La Salariée sera affiliée à la Caisse de retraite : REUNICA – AG2R LA MONDIALE – TSA203444 – 28944 CHARTRES Cedex

Enfin, la Salariée sera affiliée à L‘organisme de prévoyance : ALLIANZ PREVOYANCE ENTREPRISE – 1 cours Michelet – CS 30051 – 92076 PARIS LA DEFENSE Cedex

La Salariée bénéficiera également des avantages sociaux institués en faveur du personnel de l‘entreprise.

ARTICLE 11—EXCLUSIVITE DE SERVICE

Pendant toute la durée du présent contrat, Madame Isabelle Geday devra réserver à l‘entreprise l‘exclusivité de ses services et ne pourra avoir aucune autre occupation professionnelle, même non concurrente, sauf accord écrit préalable de l‘entreprise.

ARTICLE 12 – PUBLICATIONS

Madame Isabelle Geday s‘interdit de publier, sauf accord préalable de la direction, toute étude basée sur les travaux réalisés pour l‘entreprise ou pour ses clients ou faisant état de renseignements, résultat, etc.... obtenus chez les clients.

ARTICLE 13 – DOCUMENTATION

Toute documentation papier ou électronique sur laquelle la Salariée sera amenée à travailler devra être conservé en sureté par la Salariée et celle-ci devra prendre toute précaution pour respecter la confidentialité à laquelle elle s’oblige.

La Salariée s’interdit d’emporter en original ou en copie tout document, fichier ou logiciel, appartenant à la société et à ses clients.

ARTICLE 14—RESTITUTION ET USAGE DES BIENS DE L’ENTREPRISE

Le matériel que l’entreprise sera amenée à confier à Madame Isabelle Geday pour l’exécution de ses fonctions dont notamment le matériel informatique, les logiciels, les appareils de transmission portables ou non portables, les fichiers, les documentations, la correspondance, les copies, télécopies, les badges d’accès, etc.... demeura la propriété de l’entreprise et devra lui être restitué sur simple demande.

Madame Isabelle Geday s’interdit de donner à ce matériel un usage autre que professionnel ainsi que d’en faire des copies, télécopies ou reproductions pour son usage personnel ou tout autre usage, sauf autorisation expresse de l’entreprise.

En outre, Madame Isabelle Geday s’engage expressément à restituer le matériel qui lui a été confié, le jour même où il cessera effectivement ses fonctions pour quelque cause que ce soit, sans qu’il soit besoin d’une demande ou d’une mise en demeure préalable par l’entreprise.

ARTICLE 15—SECRET PROFESSIONNEL

Madame Isabelle Geday s’engage formellement à ne pas divulguer à qui ce soit aucun des plans, études, conceptions, projets, réalisations, étudiés dans la société, soit pour le compte des clients de la société, soit pour la société elle-même, se déclarant à cet égard liée par le secret professionnel le plus absolu.

Il en est de même pour les renseignements, résultats etc …découlant de travaux réalisés dans l’entreprise ou constatés chez les clients.

Cette obligation de secret demeurera même après la fin du présent contrat quelle qu’en soit la cause.

ARTICLE 16—CREATION DE LOGICIELS

Tout logiciel que Madame Isabelle Geday aura créé dans l’entreprise de ses fonctions définies ci-dessus appartiendra à la société, et tous les droits reconnus aux auteurs de logiciel seront dévolus à celle-ci.

ARTICLE 17—CLAUSE DE NON-CONCURRENCE

Compte tenu des fonctions et de la nature des attributions qui sont confiées à ce titre à Madame Isabelle Geday, elle est en possession d’informations particulièrement confidentielles, relatives à l’activité de la société.

En conséquence et afin de protéger les intérêts légitimes de l’entreprise, la présente obligation de non-concurrence s’applique.

En cas de rupture du contrat de travail pour quelque cause que ce soit, la Salariée s’interdit formellement d’entrer au service d’une entreprise vendant, produisant ou effectuant des travaux de recherche sur des produits analogues ou similaires susceptibles de concurrencer ceux de la société, à savoir : Logiciels d’environnement de conception EDA front-end, qui assurent une intégration transparente entre les processus de spécification, de conception et de documentation, développement technologique d’interconnexion de fonctions intégrées pour les composants électronique (à l’exception de toute société de développement d’outils de CAO et de développement de propriété intellectuelle dans un domaine autre que celui du développement de méthodologie et de technologie d’interconnexion de fonctions intégrées), de créer pour son compte une entreprise de même genre, de participer ou d’être intéressée à une entreprise similaire, pour y occuper un poste ou y exercer une activité liée aux projets dont elle aurait la charge dans l’entreprise.

De la même manière, pendant une durée de six (6) mois à compter de la cessation effective du contrat de travail, pour quelque raison que ce soit, la Salariée s’interdit, sans l’accord préalable écrit de la Société, d’approcher, solliciter, ou tenter de détourner une entreprise cliente de la

Société ou qui en aurait été la cliente au cours des douze (12) mois précédant la cessation d’emploi de la Salariée dans la Société et avec laquelle elle aura été en relation d’affaires au nom de la Société au cours de cette même période, pour lui offrir des services correspondant à ou se rapportant à ceux qu’il lui proposait pour le compte de la Société.

Les activités susnommées ne peuvent être exercées pendant une durée de 6 mois sur les territoires suivants : France, USA, Japon, Corée du Sud et Chine.

En contrepartie de cette obligation, la Société s’engage à verser à la Salariée une indemnité mensuelle égale à cinq dixièmes (5/10) de la moyenne mensuelle des rémunérations ainsi que des avantages et gratifications contractuels des douze derniers mois de présence dans la Société. Le montant de cette indemnité sera porté à six dixièmes (6/10) pendant la période au cours de laquelle la Salariée n’aurait pas retrouvé de nouvel emploi, à la condition que la Salariée n’ait pas été licencié pour faute grave.

Toute violation de l’interdiction de concurrence, en libérant la Société du versement de cette contrepartie, rendra redevable Madame Isabelle Geday envers elle du remboursement de ce qu’elle aurait pu percevoir à ce titre ainsi qu’au paiement d’une indemnité forfaitaire, payable en 6 mensualités, correspondant à trois (3) mois de salaire brut de Madame Isabelle Geday.

Le paiement de cette indemnité ne porte pas atteinte aux droits que la société se réserve expressément de poursuivre Madame Isabelle Geday, en remboursement du préjudice pécuniaire et moral effectivement subi et de faire ordonner sous astreinte la cessation de l’activité concurrentielle.

La société pourra cependant libérer Madame Isabelle Geday de l’interdiction de concurrence – et par la même, se dégager du paiement de l’indemnité prévue en contrepartie, à l’occasion de la cessation du contrat, sous réserve de notifier sa décision dans un délai de quinze (15) jours ouvrés par lettre recommandée et au plus tard à son dernier jour travaillé.

ARTICLE 18 : CLAUSE DE NON-DEBAUCHAGE

La Salariée s’interdit, pendant une période de dix-huit (18) mois à compter de la date de cessation effective du contrat de travail:

(a)de proposer un emploi à toute personne qui était, au moment de ce départ effectif ou au cours des douze (12) mois précédents, un salarié, un consultant ou un dirigeant de la Société avec qui elle aura collaboré dans le cadre de son emploi au sein de la Société ou de tenter, par quelque moyen que ce soit, directement ou indirectement, de persuader ou d’inciter cette personne à accepter un autre emploi ou à quitter la Société ;

(b) inciter vis-à-vis de toute personne, cabinet ou société qui est, à la date de rupture du contrat de travail ou au cours des douze (12) mois précédant immédiatement la date de rupture du contrat de travail, fournisseur clé de la Société et/ou tout membre du Groupe, à (i) soit cesser d’alimenter la Société ou de tout membre du Groupe ou (ii) de modifier substantiellement les termes de l’intervention du fournisseur d’une manière préjudiciable pour la Société ou le Groupe Arteris IP.

(c) d’embaucher, ou de faire embaucher par un tiers avec qui la Salariée est en relation d’affaires, toute personne qui était, au moment de son départ effectif ou au cours des douze (12) mois précédents, un salarié, un consultant ou un dirigeant de la Société avec qui elle aura collaboré dans le cadre de son emploi au sein de la Société.

ARTICLE 19: ENTREE EN VIGUEUR

Le présent contrat de travail entrera en vigueur au jour du transfert des actifs de la société Magillem Design Services à la Société Artéris IP SAS et au plus tard le 1er décembre 2020, sous réserve de la réalisation de la cession des actifs par la société Magillem Design Services à la Société Arteris IP SAS.

Dans l’hypothèse où la cession d’actifs de la société Magillem Design Services à la Société Arteris IP est révoquée ou annulée, le présent contrat de travail de la Salariée sera réputé nul et non avenu.

Fait en double exemplaires, à Paris, le 1er décembre 2020,

Société Arteris IP * /s/ K. Charles Janac lu et approuve	Madame Isabelle Geday * /s/ Isabelle Geday lu et approuvé

*	Signer sous la mention manuscrite « lu et approuvé ».

Madame Isabelle GEDAY

[****]

Objet: Votre embauche par Artéris IP SAS sous condition suspensive de la réalisation de la cession d’actifs de la soci6t6 Magillem Design Services à notre société Artéris IP SAS

Chère Madame,

Dans l’hypothèse où votre embauche serait confirm6e par la r6alisation de la cession d’actifs de la soci6t6 Magillem Design Services à notre soci6t6 Art6ris IP SAS, nous vous confirmons qu’Art6ris IP SAS s’engagera en sus des termes et conditions de votre emploi prévu par votre contrat de travail de prendre en charge les éléments suivants :

•	Frais de déplacement dans la limite de 20.000 euros TTC sur justificatifs des dépenses réalisées et du caractère professionnel des déplacements.

Nous vous prions d’agr6er, Chère Madame, l’expression de notre sincère considération.

/s/ K. Charles Janac
Monsieur K. Charles JANAC
Président Directeur Général

NON-DISCLOSURE AND INTELLECTUAL PROPERTY RIGHTS AGREEMENT

ACCORD RELATIF A LA CONFIDENTIALITE ET

AUX DROITS DE PROPRIETE INTELLECTUELLE

INTELLECTUAL PROPERTY RIGHTS

This Non-Disclosure and Intellectual Property

Rights Agreement (the “Agreement”) forms an integral part of the employment agreement (the “Employment Agreement”), effective as of December 1, 2020 (hereinafter the “Effective Date”), and entered into between the employee (hereinafter, the “Employee”) and Arteris IP, S.A.S., a société par actions simplifiée, whose principal business address is Immeuble le Cristal, 2 rue Hélène Boucherte, 78280 Guyancourt Cedex, registered with the Commerce and Companies Registry of Versailles under number 818 705 501 (hereafter the “Company”).

For the purposes of this Agreement, the Company and the Employee are referred to individually as the “Party” and collectively as the “Parties.”

“Intellectual Property Rights” shall mean any intellectual property rights, including, without limitation: copyrights (author’s rights) (including related to the software), patents, patent applications, invention disclosures and concepts, database rights, design rights, trademarks, service marks, commercial names, logos and semiconductor topography rights, domain names, whether registered or not, or under registration, and all other intellectual property rights and equivalent or similar forms of protection existing anywhere in the world.

1.	Proprietary Information and Intellectual Property Rights

The Company shall be the sole owner of, and have all title and interest (including all Intellectual Property Rights, when applicable) in and to the “Proprietary Information.”

For the purposes of this Agreement, Proprietary Information shall mean all

DROITS DE PROPRIETE

INTELLECTUELLE

Cet Accord relatif à la Confidentialité et aux Droits de Propriété Intellectuelle (ci-après l’ « Accord ») fait partie intégrante du contrat de travail (ci-après le « Contrat de Travail »), ayant pour date effective le 1er décembre 2020 (ci-après la « Date Effective »), conclu entre le salarié (ci-après désigné comme le « Salarié » et Arteris IP, S.A.S., une société par actions simplifiée, sis Immeuble le Cristal, 2 rue Hélène Boucher, 78280 Guyancourt Cedex, enregistrée au R.C.S. de Versailles sous le numéro 818 705 501 (ci-après désigné comme la « Société »).

Aux fins du présent Accord, la Société et le Salarié sont dénommés individuellement la « Partie, » et conjointement les « Parties. »

Les « Droits de Propriété Intellectuelle » désignent tous droits de propriété intellectuelle comprenant notamment: le droit d’auteur (en ce compris le droit d’auteur relatifs aux logiciels), les droits relatifs aux brevets, demandes de brevets, divulgations et concepts d’invention, droits de bases de données, dessins et modèles, marques, marques de service, dénominations commerciales, logos, topographies de semi-conducteurs et noms de domaine; dûment déposés/enregistrés ou non, ou en cours de dépôt ou d’enregistrement, ainsi que tous droits de propriété intellectuelle ou forme de protection d’effet équivalent ou similaire, dans le monde.

1.	Information Propriétaire et Droits de Propriété Intellectuelle

La Société est seule titulaire des droits (y compris tous les Droits de Propriété Intellectuelle, le cas échéant) afférents aux « Informations Propriétaires. » Aux fins de cet information of commercial value and/or of particular interest to the Company’s business, which become known by, conveyed and/or disclosed to the Company, and which notably relates to (i) trade secrets, know-how, tools, algorithms, marketing forecasts, pricing, customers, flow charts, business plans, past or future financing performance levels, the Company’s actual or anticipated business, research or developments and/or to (ii) the Intellectual Property Rights owned by the Company, either by operation of the law or as a result of the assignment provided in this Agreement.

2.	Creations

2.1 Regarding the Creations (as defined further below) that would not be qualified as collective works or that could not benefit from a presumption of authorship in favor of the Company (as employer), the Employee hereby assigns to the Company, on an exclusive basis, for the entire world and for the legal duration of intellectual property protection, as and when they are created, all Intellectual Property Rights related to the works created in the context of his/her functions, under the responsibility of the Company and for the purpose of being used by the Company in the context of its business

(hereinafter, the “Creations”), which may be listed or verified in Appendix A. Upon request from the Company and at its discretion, the Employee will execute, every year, a reiterative assignment agreement listing all copyright protected Creations created by the Employee on a regular basis. 2.2 The Employee recognizes that the remuneration that he/she will receive pursuant to the Employment Agreement shall constitute the definitive and lump-sum remuneration pursuant to Articles L. 131-4 1° to 4° of the Intellectual Property Code, in consideration of the assignment of all economic rights in and to the Creations.

Accord, les Informations Propriétaires désignent toutes informations ayant une valeur commerciale et/ou ayant un intérêt particulier pour les activités de la Société, qui sont portées à la connaissance de la Société, transmises et/ou divulguées à cette dernière, et sont notamment relatives (i) au secret des affaires, savoir-faire, aux outils, algorithmes, prévisions commerciales, prix, consommateurs, graphiques, business plans, indications relatives aux niveaux passés et futurs de performance financière, activités réelles ou projetées de la Société, recherches ou développements et/ou (ii) aux Droits de Propriété Intellectuelle dont la Société est titulaire, soit par l’effet de la loi, soit en vertu de la cession prévue dans cet Accord.

2.	Créations

2.1 S’agissant des Créations (tel que définies ci-après) qui ne seraient pas qualifiées d’œuvres collectives ou qui ne pourraient bénéficier d’une présomption de titularité au bénéfice de la Société (prise en sa qualité d’employeur), le Salarié, cède par les présentes à la Société, de manière exclusive, pour le monde entier et pour la durée légale de la protection des droits de propriété intellectuelle, au fur et à mesure de leur création, tous Droits de Propriété Intellectuelle attachés aux œuvres créées dans le contexte de ses fonctions sous la responsabilité de la Société et dans le but d’être utilisé par celle-ci dans le contexte de ses activités (ci-après, les “Créations”), qui peuvent être listées ou vérifiées dans l’Annexe A. A la demande de la Société et à sa discrétion, le Salarié signera un contrat réitératif listant les Créations réalisées par lui régulièrement.

2.2 Le Salarié reconnait que la rémunération qu’il percevra au titre du Contrat de Travail constitue la rémunération définitive et forfaitaire, visée aux Articles L. 131-4 1° à 4° du Code de la Propriété Intellectuelle perçue

2.3 In particular, the Employee hereby assigns all author’s economic rights (“droits patrimoniaux d’auteurs”) in respect of the Creations such that the Employee retains no economic right whatsoever in respect of the Creations. This assignment of economic rights is granted for all purposes whatsoever.

The economic rights assigned to the Company include in particular, without limitation:

the right of reproduction: that is to say, the right to reproduce or have reproduced by a third party, and permanently or temporarily affix the Creations, whether for free or for charge, in all or part, in any languages, by any means or process known or as yet unknown as of the date hereof, in any form and on any medium known or as yet unknown as of the date hereof, and in particular (without limitation) paper or digital media, marketing materials such as posters, on site promotional materials, advertising items, advertising in the press, television, print, radio, manufacturing and marketing of promotional items, website, textile, cardboard, plastic, wood, three-dimensional, phonogram or videogram and all media used in the information technology environment, including without limitation DVDs, CD-Rom, CD-I, flash disks, hard disks, diskettes, cassettes or cartridges, in any format, in any colors or gradient colors, without limitation of copies. The assigned right to reproduce includes the right to upload, download, display, transmit and store all Creations;

the right of representation: that is to say, the right to represent or have represented and communicate the Creations and their adaptations to the public, in whole or part, in any languages, whether occasionally, permanently or on demand, by any existing or future means or process known or as yet unknown as of the date hereof, including without limitation by wire or wireless, digital or non-digital, television (hertz, cable or satellite) magazines, photographs, press en contrepartie de la cession de tous droits patrimoniaux afférents aux Créations.

2.3 En particulier, le Salarié cède par les présentes tous droits patrimoniaux d’auteur (“droits patrimoniaux d’auteurs”) attachés aux Créations, de sorte que le Salarié ne conserve aucun droit patrimonial d’auteur, quel qu’il soit, relativement à ces Créations. Cette cession de droits patrimoniaux est réalisée à toutes fins que ce soit.

Les droits patrimoniaux cédés à la Société comprennent notamment, sans que cette liste ne soit limitative:

le droit de reproduire: c’est-à-dire, le droit de reproduire ou de faire reproduire les Créations par un tiers, de façon permanente ou temporaire, à titre onéreux ou gratuit, en tout ou partie, en toutes langues, par quelque moyen ou procédé connu ou encore inconnu à la date des présentes, sous quelque forme et sur tout support connu ou encore inconnu à la date des présentes, et en particulier (sans que cette liste ne soit limitative), sur support papier ou numérique, sur support promotionnel tel qu’affiches, matériel de promotion sur les lieux de vente, objets publicitaires, insertions dans la presse, télévision, imprimés, radio, fabrication et commercialisation d’objets promotionnels, site internet, sur support textile, carton, plastique, bois, en trois dimensions, sur phonogrammes ou vidéogrammes et sur tous supports utilisés dans l’environnement informatique, y compris, sans limitation DVD, CD-ROM, CD-I, mémoires flash, disques durs, disquettes, cassettes ou cartouches, en tous formats, toutes couleurs ou dégradés de couleurs, sans limitation de tirage. Ce droit de reproduction inclut notamment le droit de télécharger, afficher, transmettre et stocker toutes les Créations;

le droit de représenter: c’est-à-dire, le droit de représenter ou de faire représenter et communiquer au public les Créations et leurs adaptations, en tout ou partie, en toutes articles, postal cards, or on-line transmittal of digitized data, mobile phones or digital tablets, by printing, by representation on wireless devices such as mobile phones or tablet computers and ensure the representation to the public of the Creations in the context of public communication for any destination, notably for informational and commercial use, by broadcasting, posting or display;

the right of adaptation: the right to adapt, arrange, modify, correct, upgrade by adding or removing, integrate in any form and presentation all or part of the Creations, in any form and format (whether know at present or to be discovered in the future), in particular with a view to integrate new elements into the Creations or integrate the Creations into a composite work, as well as the right to reproduce the Creations resulting from these adaptations, arrangements, modifications and integrations; and

the right of translation: the right to translate, if applicable, the Creations, in whole or part, into any language or computer language, the right to represent, distribute and adapt these translations, as described in the preceding paragraphs.

2.4 As a result of this assignment, the Company will be able to file all Creations as trademarks, designs, patent or any other registered intellectual property right as deemed appropriate, with the office of its choice.

2.5 The title to the material media of all elements constituting the Creations and/or related the creative process and development thereto (in particular, without limitation, designs, drawings, sketches, samples and prototypes) are also assigned to the Company, as and when they are created.

2.6 Upon request from the Company, and at its expense, the Employee will execute all documents and further agreements and undertake all formalities that may be langues, que ce soit occasionnellement, en permanence ou sur demande, par quelque moyen ou procédé connu ou encore inconnu à la date des présentes, y compris, sans limitation, par fil ou sans fil, numériques ou non numériques, télévision (hertz, satellite, câble), magazines, photographies, articles de presse, cartes postales, ou par diffusion et transmission sur Internet, par diffusion sur les réseaux de téléphonie mobile ou tablettes numériques, par impression, par représentation sur les appareils sans fil tels que téléphones portables ou tablettes tactiles et d’assurer la présentation au public des Créations, notamment dans le cadre d’actes de communication publique à usage informationnel ou publicitaire, par voie de télédiffusion d’affichage ou d’exposition;

le droit d’adapter: le droit d’adapter, d’arranger, de modifier, de corriger, d’am6liorer en ajoutant ou en enlevant des éléments, d’int6grer sous quelque forme ou représentation, tout ou partie des Créations, dans n’importe quel format (connu ou encore inconnu à la date des présentes) en particulier en vue de l’intégration de nouveaux éléments dans les Créations ou de l’intégration des Cr6ations dans une œuvre composite, ainsi que le droit de reproduction des Créations résultant de ces adaptations, aménagements, modifications et intégrations; et le droit de traduire: le droit de traduire, le cas échéant, les Créations, en tout ou partie, dans n’importe quel(le) langue ou langage informatique et le droit de représenter, diffuser et adapter ces traductions, tel que décrit dans les paragraphes précédents.

2.4 Cette cession emporte le droit pour la Société de déposer et enregistrer les Créations à titre de marques, dessins et modèles, brevets ou tout autre titre de propriété approprié, auprès de l’office de son choix.

2.5 La propriété des supports matériels de l’ensemble des éléments constituant les Créations et relatifs au processus créatif et/ou requested by the Company at any moment, so as to give full effect to the assignment of copyrights with respect to the Creations provided hereunder. Upon request from the Company and at its discretion, the Employee will execute, on a regular basis, a reiterative assignment agreement listing all copyright protected Creations created by the Employee for the past years.

2.7 The Employee hereby transfers to the Company, which hereby accepts it, all rights to bring legal action against infringing acts relating to the Creations which are not barred with limitation at the date hereof, including for infringing acts that are prior to the date hereof. As a result, the Company is subrogated in all Employee’s rights and actions in relation to the Creations.

2.8 The Employee warrants the Company that, to his/her knowledge, the use/exploitation of the rights in and to the Creations neither violate nor infringe any third parties’ rights, and in particular no third parties’ Intellectual Property Rights. Consequently, the Employee shall indemnify the Company from all damages it would suffer resulting from any infringement claim related to the Creations.

3.	Inventions

3.1 As far as the inventions are concerned, in accordance with the provisions of Article L. 611-7 of the Intellectual Property Code, if, while performing his/her duties, which include an inventive mission, or as part of a study or research specifically entrusted to him/her (hereinafter the “Inventions de mission”) by the Company, the Employee produces a patentable or non-patentable invention or creates any, methods, programs, formulae or processes relating to the activities, projects and/or research of the Company and which may be protected by law, all intellectual and/or industrial property

à l’élaboration des Créations (en ce compris, sans limitation, les dessins, esquisses, croquis, échantillons et prototypes) est également cédée à la Société, au fur et à mesure de leur création.

2.6 À la demande de la Société, et à ses frais, le Salarié s’engage à signer tous actes et documents et à effectuer toutes démarches et formalités que la Société pourrait lui demander, aux fins de parfaire la cession des droits d’auteur attachés aux Créations prévue par les présentes. A la demande de la Société et à sa discrétion, le Salarié signera, régulièrement, un contrat réitératif de cession listant toutes les Créations protégées par le droit d’auteur créées par le Salarié au cours des années précédentes.

2.7 Le Salarié transfère par les présentes à la Société, qui les accepte, tous les droits de poursuite judiciaire pour les faits de contrefaçon relatifs aux Créations non prescrits à la date des présentes, y compris pour des faits de contrefaçons antérieurs à la date des présentes. En conséquence, la Société se trouve subrogée dans tous les droits et actions du Salarié relatifs aux Créations.

2.8 Le Salarié garantit à la Société que, à sa connaissance, l’utilisation/l’exploitation des droits dans et sur les Créations ne viole ni ne porte atteinte aux Droits de Propriété Intellectuelle de tiers. En conséquence, le Salarié indemnisera la Société de tous dommages résultant de toute violation relative aux Créations.

3.	Inventions

3.1 Concernant plus particulièrement les inventions, conformément aux dispositions de l’article L. 611-7 du Code de la Propriété Intellectuelle, si, dans l’exercice de ses fonctions qui comportent une mission inventive, ou dans le cadre d’études et de recherches qui lui ont été explicitement confiées par la Société (les “Inventions de rights resulting therefrom shall belong to the Company as of right.

3.2 The duties entrusted to the Employee imply study or research in the field of microelectronics and software and to this regard constitute a permanent inventive mission.

3.3 The conditions under which the Employee shall enjoy additional remuneration shall be determined pursuant to the terms of the Intellectual Property Code, the applicable collective bargaining agreements, company agreements or by a specific written agreement between the Parties.

3.4 Pursuant to Articles L. 611-6 paragraph 3 and R. 611-1 to R. 611-10 of the Intellectual Property Code, the Employee undertakes to immediately declare any of his/her inventions to the Company by letter with acknowledgement of receipt. The declaration shall contain all information in his possession that is adequate to enable the Company to assess whether the invention is a mission invention, a work-related patentable invention

(“invention hors mission attribuable”) or a non-work-related patentable invention (“invention hors mission non-attribuable”).

3.5 In the event the Employee creates a work-related patentable invention (“Invention hors mission attribuable”), either (i) made during the execution of the Employee’s functions, or (ii) in the field of activity of the Company, or (iii) by reason of knowledge or use of technologies or specific means of the Company or of data acquired by the Company, the declaration of the Employee shall be accompanied by a description of the invention including but not limited to: (i) the issue that the Employee was confronted with, in particular in consideration of the state of prior art, (ii) the solution that he suggested, and (iii) at least one example of achievement, possibly completed by drawings.

mission”), le Salarié réalisait une invention de quelque nature que ce soit, brevetable ou non, créait des méthodes, programmes, formules ou procédés ayant trait aux activités, études et/ou recherches de la Société et susceptibles d’être protégés, les droits de propriété intellectuelle ou industrielle en résultant appartiendraient de plein droit à la Société.

3.2 Les fonctions confiées à l’Employé impliquent une mission d’études et de recherches dans le domaine de la microélectronique et « Software »; à ce titre, elles comportent une mission inventive permanente.

3.3 Toute rémunération supplémentaire due à ce titre sera versée au Salarié conformément aux conditions prévues par le Code de la Propriété Intellectuelle, les accords ou conventions collectives, les accords d’entreprise applicables ou par accord écrit des Parties.

3.4 Conformément aux dispositions des articles L. 611-6 alinéa 3 et R. 611-1 à R. 611-10 du Code de la Propriété Intellectuelle, le Salarié s’engage à déclarer immédiatement à la Société, par courrier recommandé avec accusé de réception, toute invention dont il serait l’auteur ou le co-auteur. Cette déclaration contiendra l’ensemble des informations en la possession du Salarié permettant à la Société de déterminer si l’invention est une invention de mission, une invention hors mission attribuable ou une invention hors mission non-attribuable.

3.5 Dans l’hypothèse où le Salarié viendrait à réaliser une invention brevetable hors mission attribuable (“Invention hors mission attribuable”), (i) soit au cours de l’exécution de ses fonctions, ou (ii) soit dans le domaine d’activité de la Société, ou (iii) soit grâce à la connaissance ou l’utilisation de technologies ou de moyens spécifiques à la Société ou de données acquises par elle, la déclaration du Salarié devra être accompagnée d’une description de l’invention exposant entre

3.6 As far as these Inventions hors mission attribuable are concerned, the Company has the possibility, pursuant to Article R. 611-7 of the Intellectual Property Code, to claim the assignment of all or part of the rights attached to the Employee’s invention.

3.7 The Company will then have four (4) months to claim the assignment of all of part of the rights attached to such invention, pursuant to Articles R. 611 to R. 611-10 of the Intellectual Property Code, upon payment of a fair price to be determined by the Parties pursuant to a subsequent agreement.

3.8 Upon request from the Company, and at the Company’s expense, the Employee will execute all documents and undertake all formalities that may be necessary, even after the termination of the Employment Agreement, so as to perfect the Company’s ownership of the Intellectual Property Rights resulting from the assignment, attributions and devolutions referred to thereof.

3.9 The Employee undertakes to provide technical assistance necessary to ensure the protection by patent registration of inventions made by him/her. The Employee will provide to the Company all signatures necessary to obtain the registration and publication of patent protection, whether in France or abroad, inventions pertaining to the Company, as a result of the attribution and devolution of the Intellectual Property Rights referred to in this Agreement, even when no longer an employee of the Company. In such situation, he/she will be reimbursed for the expenses actually incurred and justified thereto.

4.	Confidentiality

4.1 For the purposes of this Agreement, “Confidential Information” means all information, under any form (written, oral, electronic, visual or other), which is disclosed by, or on behalf of the Company to the Employee that ought reasonably to be autres: (i) le problème que s’est posé le Salarié compte tenu éventuellement de l’état de la technique antérieure, (ii) la solution qu’il a proposée, et (iii) au moins un exemple de la réalisation, accompagné éventuellement de dessins.

3.6 Concernant ces Inventions hors mission attribuable, la Société a la possibilité, conformément à l’Article R. 611-7 du Code de la Propriété Intellectuelle, de se faire attribuer la propriété ou la jouissance de tout ou partie des droits attaché au brevet protégeant l’invention du Salarié.

3.7 La Société aura alors quatre (4) mois pour revendiquer le droit d’attribution sur une telle invention conformément aux Articles R. 611- 1 à R. 611-10 du Code de la Propriété intellectuelle et moyennant le paiement d’un juste prix qui sera déterminé par les Parties dans le cadre d’une convention ultérieure.

3.8 À la demande de la Société, et aux frais de la Société, le Salarié devra signer tous actes et documents et effectuer toutes démarches et formalités que la Société pourrait lui demander, et ce, même après la rupture du Contrat de Travail, afin de donner plein effet à la titularité des Droits de Propriété Intellectuelle résultant des cessions, attributions et dévolutions mentionnées aux présentes.

3.9 Le Salarié s’engage à ce titre à fournir son assistance technique pour assurer la protection par brevet des inventions qu’il sera amené à réaliser. Le Salarié donnera à la Société toutes les signatures nécessaires au dépôt et à l’obtention des brevets protégeant, tant en France qu’à l’étranger, les inventions appartenant à la Société du fait des attributions et dévolutions de Droits de Propriété Intellectuelle stipulés aux présentes, même si le Salarié a quitté celle-ci. Dans cette hypothèse, ce dernier sera indemnisé des frais réellement engagés et justifiés.

4.	Confidentialité

understood and treated as confidential. Such Confidential Information may include, without limitation, Proprietary Information, any material (for instance prepared by the Employee) including such Confidential Information and which may notably relate, without limitation, to the Company’s business, processes, plans or intentions, anticipated research, developments, trade secrets, know-how, design rights, market opportunities, the Company’s personnel, suppliers and/or customers, Company’s data, as well as any information derived from the above.

4.2 The Employee shall keep the Confidential Information strictly confidential during the term of the Employment Agreement and, upon expiration and/or termination of the Employment Agreement, for a duration of five (5) years, after termination/expiration of the Employment Agreement, whatever the cause.

4.3 By exception, the obligation of confidentiality shall not apply where the Company has given its prior consent to disclosure. Additionally, this confidentiality obligation shall not apply if the Employee can demonstrate that:

—the Confidential Information became part of the public domain prior to its disclosure (other than as a result of breach of this Agreement);

—the Employee is required to disclose such Confidential Information in connection with performing the duties of his/her employment;

—the Employee is required by a court or authority of competent jurisdiction to disclose the Confidential Information.

4.4 To avoid any ambiguity, and in the event of reasonable doubt regarding the confidential character of some information, a request aimed to assess whether information contained in some materials prepared and/or developed by the Employee qualifies as

4.1 Pour les besoins du présent Accord, le terme “Informations Confidentielles” désigne toute information, sous toute forme (écrite, orale, électronique, visuelle ou autre), divulguée par ou au nom de la Société au Salarié pouvant raisonnablement être considérée comme confidentielle. Ces Informations Confidentielles comprennent notamment, les Informations Propriétaires, tous documents (notamment ceux préparés par l’Employé) comportant de telles Informations Confidentielles, et susceptibles de concerner notamment, sans limitation, les activités de la Société, les processus, plans, intentions, recherches anticipées, développements, savoir-faire, droits sur les dessins et modèles, les opportunités de marchés, le personnel, les prestataires et/ou aux clients de la Société, les données de la Société, et toute information dérivée de ce qui précède.

4.2 Le Salarié s’engage à garder strictement confidentielles lesdites Informations Confidentielles pendant la durée du Contrat de Travail et, à l’expiration et/ou à l’issue de la résiliation du Contrat de Travail, pour une durée de cinq (5) ans, suivant la résiliation/expiration du Contrat de Travail, quelle qu’en soit la cause.

4.3 Par exception, l’obligation de confidentialité ne s’applique pas lorsque la Société a donné son consentement préalable à la divulgation. Par ailleurs, cette obligation de confidentialité ne s’applique pas, dans l’hypothèse où le Salarié peut apporter la démonstration que :

- l’Information Confidentielle est entrée dans le domaine public préalablement à sa

Confidential Information shall be addressed by the Employee to the below appointed representative of the Company, prior to any disclosure of the related material, at the following address: Paul L. Alpern, General Counsel; Arteris, Inc., 595 Millich Drive, Suite 200, Campbell, California 95008, United States; [****]. Within twenty (20) business days of such submission following receipt of this request, the appointed Company representative either (i) identifies the concerned material as non-confidential information, or, conversely, (ii) qualifies it as Confidential Information, and then indicates the revisions to be made by the Employee on such material, which, once performed, shall again be submitted for review to K. Charles Janac, President; Arteris, Inc., 595 Millich Drive, Suite 200, Campbell, California 95008, United States; [****].

4.5 In particular, the Employee agrees that during the term of the Agreement, he/she will not remove or transmit any material (whether in paper or electronic) containing Proprietary Information and/or Confidential Information or deliver such material to any person or entity outside the Company, except if required to do in connection with performing the duties of his/her employment, and provided such transmission is not in breach of the Confidentiality clause provided by this Agreement.

4.6 Upon request of the Company, the Employee shall return the Confidential Information, as well as any material containing such Confidential Information, as well as the Company’s equipment and other physical property, subject to the applicable laws.

4.7 The Employee’s obligations under this Agreement shall apply for the term of the Employment Agreement, and for a period of five (5) years following termination or expiration of the Employment Agreement, whatever the cause.

divulgation (autrement qu’à la suite d’un manquement au présent Accord);

- Le Salarié est tenu de divulguer l’Information Confidentielle pour les besoins de l’exécution de ses fonctions;

- Le Salarié est tenu par un tribunal ou une autorité d’une juridiction compétente de divulguer l’Information Confidentielle.

4.4 Afin d’éviter toute ambiguïté, et en cas de doute raisonnable sur la nature confidentielle de certaines informations, une demande destinée à établir si l’information contenue dans certains des documents préparés et/ou développés par le Salarié doit être qualifiée d’Information Confidentielle doit être adressée par le Salarié au représentant de la Société désigné ci-après, avant toute divulgation dudit document, à l’adresse suivante: Paul L. Alpern, General Counsel; Arteris, Inc., 595 Millich Drive, Suite 200, Campbell, California 95008, États Unis; [****]. Dans les vingt (20) jours ouvrés suivant la réception de cette demande, le représentant désigné par la Société (i) identifie le document concerné comme non-confidentiel, ou, au contraire, (ii) le qualifie d’Information Confidentielle, et indique alors les changements devant être apportés aux documents par le Salarié, lesquels devront, une fois effectués, être de nouveau soumis à K. Charles Janac, Président; Arteris, Inc., 595 Millich Drive, Suite 200, Campbell, California 95008, États Unis; [****].

4.5 En particulier, le Salarié accepte que pendant la durée de l’Accord, il n’extraira ou ne transmettra aucun document (papier ou électronique) contenant des Informations Propriétaires et/ou des Informations

Confidentielles à des tiers, sauf à ce qu’il y soit tenu dans le cadre de l’exécution de ses fonctions, et sous réserve que cette

5.	General provisions

5.1 This Agreement shall be effective as of the first day of employment with the Company and shall be binding upon the Parties; as the case may be, this Agreement shall inure to the benefit of the Company’s subsidiaries, successors and assigns.

5.2 The Employee undertakes to respect and perform in good faith his/her obligations vis-à-vis the Company and any company of the group to which the Company belongs, including, without limitation, those related to confidentiality and non-competition resulting from this Agreement. The Employee shall indemnify the Company from all direct damages it would suffer resulting from any breach by him/her of this Agreement.

5.3 This Agreement shall not be modified except by a written amendment signed by both Parties.

5.4 This Agreement will be governed by French law. The Parties expressly consent to the exclusive jurisdiction of the French courts for any dispute arising from or relating to this Agreement.

5.5 The Parties agree that should this Agreement raise any interpretation issue, the French version shall prevail.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement by their authorized representatives in two (2) originals.

communication ne viole pas la clause de Confidentialité du présent Accord.

4.6 A demande de la Société, le Salarié devra restituer les Informations Confidentielles, ainsi que tout document contenant de telles Informations Confidentielles, ainsi que tout équipement ou bien de la Société, sous réserve de la législation applicable.

4.7 Les obligations du Salarié au titre du présent Accord s’appliquent pour la durée du Contrat de Travail et pour la période de cinq (5) ans suivant la résiliation ou l’expiration du Contrat de Travail, quelle qu’en soit la cause.

5.	Dispositions générales

5.1 L’Accord entre en vigueur dès le premier jour de d’entrée en fonction au sein de la Société et aura force obligatoire entre les Parties; le cas échéant, le présent Accord pourra bénéficier ses filiales de la Société, successeurs et ayant droits.

5.2 Le Salarié s’engage à respecter et à exécuter de bonne foi ses obligations vis-à-vis de la Société et de toute société du Groupe auquel la Société appartient, en ce compris notamment les obligations relatives à la confidentialité et à la non-concurrence, résultant du présent Accord. Le Salarié s’engage à indemniser la Société de tous dommages directs subis par elle résultant de tout manquement par le Salarié à cet Accord.

5.3 Le présent Accord ne pourra être modifié que par avenant dûment signé par les Parties.

5.4 Le présent Accord sera régi par le droit Français. Les Parties consentent expressément à la juridiction exclusive des tribunaux Français pour toute procédure judiciaire introduite résultant de ou en rapport
avec le présent Accord.

5.5 Les Parties reconnaissent qu’en cas de
difficulté d’interprétation relativement à cet
Accord, la version Française prévaudra.

EN FOI DE QUOI, les Parties ont dûment
signé cet Accord, par leurs représentants, en
deux (2) originaux.

Arteris IP, S.A.S.		Arteris IP, S.A.S.

Name:	K. Charles Janac	Nom:	K. Charles Janac

Title:	President and CEO	Titre:	President and CEO

Signature:	/s/ K. Charles Janac	Signature:	/s/ K. Charles Janac

Employee		Employé

Name:	Isabelle Geday	Nom:	Isabelle Geday

Title:	general manager of SOC assembly	Titre:	general manager of SOC assembly
division		division

Signature:	/s/ Isabelle Geday	Signature:	/s/ Isabelle Geday

EXHIBIT A – ANNEXE A

Employee assigns the Intellectual Property Rights to all Creations under the Agreement

L’employé attribue les droits de propriété intellectuelle de toutes ses créations en vertu de l’accord

Document remis en DocuSign

Le 1er décembre 2020

Je soussigne(e) Isabelle Geday                         , comprends qu’Arteris, Inc. et ses filiales, y compris Arteris IP Deployment Division. (collectivement appele “Arteris”) ont une politique de sauvegarde informatique dans le cadre de l’engagement d’Arteris à preserver les donnees confidentielles et propriete d’Arteris.

Cependant, Arteris m’informe que les donnees conservees dans mon dossier de fichiers “personnel” (ou tout autre sous-dossier dans ce dossier personnel) ne seront pas sauvegardees. Arteris m’informe egalement que mes donnees personnelles ne seront pas non plus recherchees dans le cadre de sa politique de sauvegarde.

En consequence, j’accepte de placer mes donnees personnelles dans mon dossier personnel. J’accepte egalement de n’y placer que mes propres donnees personnelles et de ne pas y inclure de donnees confiees à Arteris comme jugees confidentielles, ou qui seraient la propriete d’Arteris. Tout dossier au même niveau hierarchique que le dossier Documents (Mes videos, mes photos, ma musique, telechargements,...) ne sera pas sauvegarde, vous pouvez donc creer un repertoire personnel à ce niveau.

Je comprends qu’Arteris sauvegardera regulièrement les donnees de mon ordinateur professionnel afin d’executer sa politique de sauvegarde. Je comprends qu’il est de ma responsabilite de veiller à ce que mes donnees personnelles soient stockees dans mon dossier de fichiers personnels et non à un autre endroit par inadvertance sur mon ordinateur de travail.

Je confirme avoir ete informe(e) de ces elements, les avoir compris et donner mon consentement à chacun des points decrits ci-dessus.

Nom: Isabelle Geday

Poste occupe: general manager of SOC assembly division

Date: 11/29/2020

Signature: /s/ Isabelle Geday

[English Translation]

By DocuSign

I, [Employee], understand that Arteris, Inc. and its subsidiaries including Arteris IP Deployment Division (collectively, “Arteris”) have a computer backup policy as part of Arteris’ commitment to preserve Arteris’ confidential data and proprietary information. However, Arteris has informed me that Arteris will not backup my data that I place in my “personal” file folder (or any subfolders in such personal folder). Arteris has informed me that Arteris will not search for my personal data in carrying out its backup policy.

Accordingly, I agree to place my personal data in my personal folder. I also agree that I will only place my own personal data in my personal folder, and I will not include any data entrusted to Arteris as confidential or that is Arteris’s own confidential or proprietary data, in my personal folder. Any folder at the same hierarchical level as the Documents folder (i.e. My Videos, My Pictures, My Music, Downloads,...) will not be backed up. You can thus create a personal directory at this level.

I understand that Arteris will routinely backup other data on my work computer to carry out its backup policy. I understand that it is my responsibility to ensure that my personal data is stored in my personal file folder and not inadvertently stored elsewhere on my work computer.

By my signature below, I confirm that I have been informed of these items and I acknowledge my understanding and consent to each of the points described above.

[Signature Block]